UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  August 7, 2014

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

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(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 8.01 Other Events

On August 7, 2014, the Company filed a petition with the Oregon Supreme Court for a review of the Oregon Court of Appeals notice in the lawsuit Greenwood Products, Inc. et al v. Greenwood Forest Products, Inc. et al., Case No. 05-02553 (Multnomah County Circuit Court) received in July 2014. The decision involves a Company subsidiary as plaintiff. The Court of Appeals ruled that the judgment in favor of Jewett Cameron as plaintiffs should be reversed and the judgment in favor of defendants should stand.  The judgment in favor of the Company was for $819,000 plus attorneys fees.  The judgment against plaintiffs was for $1,187,137. The Company currently estimates the potential exposure to the Company of this new Appeals Court ruling is $1.8 million. The petition requests the Oregon Supreme Court review the most recent ruling by the Oregon Court of Appeals, reverse the decision, and affirm the original judgment of the trial court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2014

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  “Donald Boone”

Name: Donald Boone

Title: President/Chief Executive Officer/Director

Date: August 12, 2014

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  “Murray G. Smith”

Name: Murray G. Smith

Title: Chief Financial Officer